Exhibit 10.2 Exchange Agreement

      THIS EXCHANGE AGREEMENT (the "Agreement") made as of this 1st day of October, 2004 (the "Effective Date"), by and among and those persons executing this Agreement whose names and addresses are set forth in the signature pages (collectively, the "Shareholders"), owning all of the issued and outstanding shares of Advance Nanotech, Inc. ("ADNANO"), a Delaware corporation with its principal address at 712 5th Avenue, New York, New York 10019 and Artwork & Beyond, Inc. ("ARTWORK"), a Colorado corporation, with a principal address at 331-E Dante Court, Holbrook, New York, NY 11741.

                                  INTRODUCTION

      WHEREAS, ADNANO is a corporation which is engaged in developing nanotechnology products;

      WHEREAS, the Shareholders own all the issued and outstanding shares of common stock of ADNANO;

      WHEREAS, the Shareholders desire to exchange all of their shares of the common stock of ADNANO for an aggregate of 70,000,000 shares of the common stock and a rights agreement for a further 1,910,000,000 shares of common stock of ARTWORK (hereinafter, the "Exchange") with the result being that ADNANO will become a wholly owned subsidiary of ARTWORK;

      WHEREAS, immediately prior to the Exchange, the Board of Directors of ARTWORK shall authorize the transfer of its business existing at the time of Closing (as hereinafter defined), including, but not limited to all Liabilities to a newly formed subsidiary, the ownership of which shall, following the Closing, be transferred to a third party (hereinafter, the entire transaction described in this paragraph shall be referred to as the "Spin-Off Transaction");

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound hereby, do mutually agree as follows:

                                    ARTICLE I
                        DEFINITIONS, DISCLOSURE SCHEDULE

      1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated below:

      "ADNANO Disclosure Documents" shall refer to the disclosures made in this Agreement, as well as the Schedule of Exceptions (as hereinafter defined).

      "Contract" shall mean any agreement, contract, license, indenture, lease, mortgage, license, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral).

      "ARTWORK Disclosure Documents" shall refer to the disclosures made in the SEC Filings (as hereinafter defined) as well as the Schedule of Exceptions (as hereinafter defined).

      "Enforceability Exceptions" shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, re-organization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

      "GAAP" shall refer to generally accepted accounting principles as applicable in the United States.

      "Knowledge " shall mean with respect to a party's awareness of the presence or absence of a fact, event or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of such party's own affairs.

      "Laws" shall mean all laws, common laws, rules, regulations, ordinances, codes, judgments, injunctions, orders, decrees, permits, policies and other requirements of the United States and other jurisdictions to which ADNANO and ARTWORK, as applicable, are subject.

      "Liabilities" shall mean any indebtedness, liability, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement including the notes thereto.

      "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

      "Material Adverse Effect" or "Material Adverse Change" with respect to a party means an adverse change which would in the aggregate have material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects on a consolidated or combined basis of such party.

      "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or governmental entity.

      "Schedule of Exceptions" shall mean the schedule that may be attached to and made part of this Agreement containing any exceptions to any representations made in this Agreement, which such schedule shall be organized into paragraphs corresponding to the sections of this Agreement.

      "SEC Filings" shall mean all registration statements filed pursuant to the Securities Act or reports filed pursuant to the Securities Exchange Act since January 1, 2003.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Spin-Off Agreement" Agreement referenced to in section 2.3.

      "Subsidiary" shall refer to any corporations or other entities in which a Person has a majority interest or which is otherwise controlled by such Person.

      "Sub" shall refer to Artwork & Beyond, Inc. a Delaware corporation."Taxes" shall mean any income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon.

        "Transactions" shall mean, in respect of any party, all transactions set forth in or contemplated by this Agreement that involve, relate to or affect such party, including, without limitation, the Exchange.

                                   ARTICLE II
                                THE TRANSACTIONS

      2.1 The Exchange. On the "Closing Date" as provided in Section 2.2, the Shareholders shall receive such shares, or, to the extent such shares are unavailable for issuance, a certificate granting the right to receive such shares, representing, on a fully diluted basis, an aggregate of ninety-nine percent (99%) of the outstanding common stock of ARTWORK; in exchange, ARTWORK shall receive shares of ADNANO representing all of the outstanding common stock of ADNANO. No Shareholder shall have any right to receive fractional shares but any fractional share shall be rounded to the nearest whole share. Notwithstanding any other provision the Shareholders are to receive 99% of the outstanding shares on a fully diluted basis as of the closing date. If after completion of the transaction it is determined that the Holders are to receive additional shares so that they own the aforesaid percentage, then the Company shall be required to issue additional shares or rights to the Shareholders pro-rata. Conversely, if it is determined that shareholders would own in excess of 99% of the outstanding shares on a fully diluted basis, then shareholders shall return such shares or rights on a pro-rata basis.

      2.2 Closing. The closing of the Exchange contemplated hereby (the "Closing") shall be held on the next business day after all conditions set forth in Articles VII and VIII have been fulfilled or waived or such earlier date as the parties may agree. The Closing shall be held at such place and at such time as the parties may mutually agree but in no event later than October 4, 2004. The date upon which such Closing shall occur shall be referred to as the "Closing Date."

      2.3 The Spin-Off/Sub Indemnity. Sub shall indemnify ARTWORK for any Liabilities of ARTWORK existing or arising out of circumstances or events prior to the Closing, any Liabilities of Sub and any claims arising out of or in connection with such spin-off as set forth in a separate Spin-Off Agreement.

                                   ARTICLE III
                               CLOSING DELIVERIES

      3.1 Closing Deliveries by the Shareholders. At the Closing, in addition to documents referred to elsewhere herein, the Shareholders shall deliver, or cause to be delivered, to ARTWORK, in a form reasonably satisfactory to ARTWORK and its counsel:

            (1) Stock Certificates owned by the Shareholders representing all the Shares to be transferred to ARTWORK as set forth in section 2.1 of this Agreement;

            (2) Certificate of Shareholders affirming the accuracy of their representations, as of the Closing Date;

            (3) Such other documents as ARTWORK or its counsel may reasonably request; and

            (4) the sum of $100,000 to the Sub.

      3.2 Closing Deliveries by ARTWORK. At the Closing, in addition to documents referred to elsewhere, ARTWORK shall deliver to the Shareholders or to others at the direction of the Shareholders, from ARTWORK or other third parties, including officers of ARTWORK, in a form reasonably satisfactory to the Shareholders and their counsel:

            (1) Certificates representing the ARTWORK Shares to be issued pursuant to the Exchange;

            (2) Certificate or certificates, in the form attached hereto as Exhibit "A" representing the rights to ARTWORK Shares for any deficiency in the number of ARTWORK Shares to be delivered in section 3.2(1) above;

            (3) Certificate of officers of ARTWORK affirming the accuracy of representations as of the Closing Date;

            (4) Certified copies of resolutions approving the Exchange and approving the Spin-Off as of a date certain;

            (5) Copies of the resignations of the officers of ARTWORK

            (6) Executed Agreements necessary to effectuate Spin-Off;

            (7) Such other documents as the Shareholders or their counsel may reasonably request;

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ARTWORK

      Except as set forth in the ARTWORK Disclosure Documents, ARTWORK makes the following representations and warranties to Shareholders on and as of the date hereof with the knowledge and understanding that the Shareholders are relying materially upon such representations and warranties..

      4.1 Organization and Standing of ARTWORK. ARTWORK is a corporation duly organized, validly existing and in good standing under the laws of Colorado. ARTWORK has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each jurisdiction where such qualification is necessary except where the failure to qualify will not have a Material Adverse Effect. The copies of the Certificates of Incorporation and By-laws of ARTWORK as amended to date, and made available to ADNANO, are true and complete copies of those documents as now in effect.

      4.2 Capitalization. The authorized capital stock of ARTWORK, consists of 100,000,000 shares of common stock of which no more than 20,000,000 shares are issued and outstanding on a fully diluted basis. The shares of common stock of ARTWORK that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. Notwithstanding the Exchange contemplated by this Agreement and except as set forth in the Disclosure Documents, there are no outstanding (a) options, warrants or rights to purchase or subscribe for any equity securities, or other ownership interests of ARTWORK, (b) obligations of ARTWORK, whether absolute or contingent, to issue any shares of equity securities or other ownership interests, (c) debt or equity securities directly or indirectly convertible into any equity securities of ARTWORK or (d) any shareholder agreements, options, rights of first refusal or other similar rights with respect to the capital stock of ARTWORK.

      4.3 ARTWORK has no Subsidiary and no interest in any other corporation, partnership, joint venture or other entity.

      4.4 Authority. This Agreement constitutes, when executed and delivered by the Shareholders in accordance herewith, the valid and binding obligations of each of them, enforceable in accordance with its respective terms.

      4.5 Contracts. There are no Contracts to which ARTWORK is a party or by which it is bound.

      4.6 Litigation. There is no claim, action, proceeding, or investigation pending or, to its Knowledge, threatened against or affecting ARTWORK before or by any court, arbitrator or governmental agency or authority. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against ARTWORK and with respect to any action or claim covered by insurance, ARTWORK has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action. The forgoing items do not include any item only applicable to the sub.

      4.7 Taxes. ARTWORK has duly fled all Returns required to be filed by it and paid any and all Taxes due in respect of such Returns. To the Knowledge of ARTWORK such Returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. ARTWORK has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

            ARTWORK is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the best of its Knowledge, no claim for assessment or collection of any Tax related to ARTWORK has been asserted against ARTWORK that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of ARTWORK. There is no valid basis, to the best of its Knowledge for any assessment, deficiency, notice, or similar intention to assess any Tax to be issued to ARTWORK by any governmental authority.

      4.8 No Conflict. The execution and performance of this Agreement and any other agreements contemplated hereby will not (i) conflict with or violate the Articles of Incorporation or the by-laws of ARTWORK or (ii) violate in any material respect any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which ARTWORK is a party.

      4.9 SEC Filings. The SEC Filings of ARTWORK are true and correct and contain no material misstatement of fact as of the date of filing. The SEC Filings of ARTWORK comply in all respects with all applicable laws.

      4.10 Financial Documents. The financial statements that are part of the SEC Filings are true and complete copies of the ARTWORK financial statements. These financial statements (i) have been prepared from the books and records of ARTWORK in accordance with GAAP consistently applied with prior periods, and
(ii) are complete and correct and fairly reflect, in each case in all material respects, the financial condition and results of operations of ARTWORK as of the dates and for the periods indicated thereon. To the extent that such financial statements are indicated to have been audited, the accountants who performed such audit are independent certified public accountants duly qualified to perform such audits for public companies. The books and accounts of ARTWORK have been maintained in all material respects in accordance with sound business practices.

      4.11 Compliance With Law-General. ARTWORK complies with all Laws applicable to it, except to the extent that non-compliance would not, or could not reasonably be expected to have, a material adverse effect on ARTWORK, its business, its assets, its condition (financial or otherwise), or its prospects.

      4.12 Employee Benefit Plans. Except as set forth in the ARTWORK Disclosure Documents, ARTWORK has never maintained or contributed to any employee benefit plan, or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan or funding arrangement, whether or not such plan has been terminated and whether or not such plan is of legally binding nature in the form of an informal understanding. With respect to the plans, the laws as applicable, have been fulfilled in all material respects and no event has occurred nor does any condition exist which would subject ARTWORK or the Shareholders to any material penalty, excise tax or liability.

      4.13 Consents. No authorization, license, franchise, approval, order or consent of, and no registration, declaration or filing by ARTWORK with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement, and consummation of the Transaction.

      4.14 Liabilities. ARTWORK has no material Liabilities other than (i) Liabilities fully and adequately reflected or reserved against on the Balance Sheet or (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of ARTWORK or to be insured in connection with this transaction and any related transaction, which liabilities, individually and in the aggregate, are not material and do not exceed $10,000.

      4.15 No Commissions. ARTWORK has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

      4.16 Accuracy of Representations. None of the representations or warranties contained in this Agreement, including the ARTWORK Disclosure Documents, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      Except as set forth in the ADNANO Disclosure Documents, the Shareholders, jointly and severally (except with respect to sections 5.4 and 5.5) represent and warrant to, and agree with, ARTWORK as follows as of the date hereof and the Closing Date with the knowledge and understanding that ARTWORK is relying materially upon such representations and warranties:

      5.1 Organization and Standing of ADNANO. ADNANO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a Material Adverse Effect.

      5.2 Subsidiaries. Except as set forth in the ADNANO Disclosure Documents, ADNANO has no Subsidiaries and no interest in any other corporation, partnership, joint venture or other entity.

      5.3 Capitalization. The authorized capital stock of ADNANO, consists of 25,000,000 shares of common stock of which 20,000,000 shares are issued and outstanding. The shares of common stock of ADNANO that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no outstanding (a) options, warrants or rights to purchase or subscribe for any equity securities, or other ownership interests of ADNANO, (b) obligations of ADNANO, whether absolute or contingent, to issue any shares of equity securities or other ownership interests, (c) debt or equity securities directly or indirectly convertible into any equity securities of ADNANO or (d) any shareholder agreements, options, rights of first refusal or other similar rights with respect to the capital stock of ADNANO.

      5.4 Share Ownership. Each of the Shareholders is the record and beneficial owner of the number of shares of ADNANO listed after such Shareholder's name on the signature page free and clear of all liens and encumbrances and claims of any kind. Upon execution of this Agreement and delivery at Closing of the certificates for the ARTWORK shares and rights to shares pursuant to the Exchange, ARTWORK shall receive marketable title to such shares free and clear of all Liens and encumbrances and claims of third parties.

      5.5 Investment. Each Shareholder hereby represents, warrants and agrees that such Shareholder will be acquiring the Shares of ARTWORK for investment, for their own account, and not with a view to the distribution of the ARTWORK Shares. In such connection, each Shareholder further represents and warrants that they understand that ARTWORK is issuing the ARTWORK shares to such Shareholder in reliance upon an exemption from the registration requirements pursuant to Section 5 of the Securities Act and the rules and regulations thereunder. Each Shareholder agrees that the ARTWORK Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by such Shareholder unless ARTWORK shall have been supplied with evidence satisfactory to it and its counsel that such transfer is not in violation of the Securities Act. Furthermore, each Shareholder understands that the certificates for the ARTWORK shares shall bear an appropriate restrictive legend to reflect the foregoing restrictions and that stop transfer instructions will be placed against the ARTWORK shares with respect thereto. Each Shareholder consents to the placing of such legend on the certificates for the ARTWORK shares.

      5.6 Governmental Approval; Consents. Except as may be required by federal securities laws and regulations, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by ADNANO with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement and consummation of the transaction. No Consents of any other parties are required to be received by or on the part of ADNANO to enable it to enter into and carry out this Agreement.

      5.7 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by ADNANO in accordance herewith, the valid and binding obligations of ADNANO enforceable in accordance with their respective terms.

      5.8 Litigation. There is no claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting ADNANO before or by any court, arbitrator or governmental agency or authority. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against ADNANO. .

      5.9 No Commissions. ADNANO has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

      5.10 Accuracy of Representations. None of the representations or warranties contained in this Agreement, including the ADNANO Disclosure Schedule, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

                                   ARTICLE VI
                            COVENANTS PENDING CLOSING

      During the period between the date hereof and the earlier of the Closing Date or Termination each party covenants as follows:

      6.1 Access for Parties. Each party shall give (or in the case of the Shareholders cause ADNANO to give) to other parties and to their counsel, accountants and other representatives full and reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of the entity's properties, books, contracts, commitments, reimbursement and accounting records relating to the Assets, and all aspects of the entities business. Such entity shall furnish to any party, during such period, all information concerning the assets and the business that any party may reasonably request. Any such investigation or inspection by any party shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants of other party or parties contained herein.

      6.2 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all Consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

      6.3 Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date, neither the Shareholders nor ARTWORK shall directly or indirectly enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of its or his representations and warranties herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (B) any threatened breach in any material respect of any of their respective representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

      6.4 Exclusivity.

      (a) ADNANO agrees that, from and after the date hereof until the Closing or termination of this Agreement, neither ADNANO nor any of its respective directors, officers, shareholders, partners, agents, investment bankers, or other representatives, shall, directly or indirectly, (i) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material part of the stock or assets of, or a merger, consolidation or business combination with, ADNANO or agreement to sell shares of common stock of ADNANO other than as contemplated by this Agreement (any such proposal or offer, an "Acquisition Proposal"), or (ii) participate in any discussions or negotiations regarding or furnish to any other person any information with respect to or otherwise cooperate in any way, assist facilitate or encourage any Acquisition Proposal by any other person.

      (b) ARTWORK agrees that, from and after the date hereof until the Closing or termination of this Agreement, neither ARTWORK nor any of its respective directors, respective directors, officers, shareholders, partners, agents, investment bankers, or other representatives, shall, directly or indirectly, (i) solicit, initiate or encourage submission of an Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding or furnish to any other person any information with respect to or otherwise cooperate in any way, assist facilitate or encourage any Acquisition Proposal by any other person

      (c) If ARTWORK or ADNANO shall receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party, such party shall promptly inform the other party of the Acquisition Proposal or inquiry.

      6.5 Confidentiality. Neither party will at any time divulge, furnish to or make access to anyone any information with respect to confidential information or trade secrets of the other party.

      6.6 Public Announcement. No press releases or any other disclosure concerning this Agreement or the Exchange or any of the related transactions shall be issued, nor shall the terms of this Agreement be disclosed to third parties, other than to the representatives of the parties hereto, without the mutual consent of ARTWORK and the Shareholders (which consents will not be unreasonably withheld). This provision shall not apply where, in the opinion of counsel to either party, disclosure is required by federal and/or state securities laws.

                                   ARTICLE VII
                     CONDITIONS TO SHAREHOLDERS' OBLIGATIONS

      In addition to the deliveries provided for in Article III the Shareholders' obligation to consummate the Closing is subject to the following conditions:

      7.1 Compliance by ARTWORK . ARTWORK shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by ARTWORK prior to or on the Closing Date.

      7.2 New Officers. As of the Closing, all of the current officers of ARTWORK shall have tendered their resignations, in writing, to ARTWORK and the nominees of the Shareholders shall have been elected or appointed in their place.

      7.3 Continued Market for Shares. As of the Closing, the common stock of ARTWORK shall continue to be listed for trading on the Over-the-Counter Bulletin Board and not subject to any contemplated delisting or other restriction on trading.

      7.4 Further Agreements. The Spin-off transactions, including the assumption of all Liabilities of ARTWORK shall be substantially completed other than the closing of that transaction which shall on a date certain and be conditioned upon the Closing of this Agreement.

      7.5 Accuracy of ARTWORK Representations. The representations and warranties of ARTWORK contained in this Agreement (including any exhibit hereto and the ARTWORK Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects at and as of the Closing Date.

      7.6 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

        7.7 Documents . All documents and instruments to be delivered by ARTWORK to the Shareholders at the Closing pursuant to Section 3.2 shall have been delivered in accordance with such Section.

                                  ARTICLE VIII
                       CONDITIONS TO ARTWORK'S OBLIGATIONS

      In addition to the deliveries provided for in Article 3, ARTWORK's obligation to consummate the Closing is subject to the following conditions:

      8.1 Compliance by the Shareholders. The Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Shareholders prior to or on the Closing Date.

      8.2 Payment. The Shareholders shall have paid $100,000 to .

      8.3 Accuracy of the Shareholders' Representations. The representations and warranties of the Shareholders contained in this Agreement (including the exhibits hereto and the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects.

      8.4 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Knowledge, be threatened.

      8. Documents. All documents and instruments to be delivered to ADNANO by the Shareholders at the Closing shall have been delivered pursuant to Section
3.1 and in accordance with such Section.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 Expenses. In the event that the Transactions are not consummated, the Shareholders will cause ADNANO to pay all agreed reasonable costs incurred as a result of the Exchange, including, without limitation, all legal, accounting, state and federal filing fees and transfer agent's fees and other charges incurred by third parties to provide services to ARTWORK for the benefit of the Shareholders in respect the Transactions. Notwithstanding the foregoing, ARTWORK shall bear all costs with respect to the Spin-off and its legal fees in connection with the Transactions.

      9.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of the Shareholders or ARTWORK pursuant hereto, or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by the Shareholders or ARTWORK, as the case may be, hereunder. All representations, warranties, and covenants made by the Shareholders or ARTWORK in this Agreement, or pursuant hereto, shall survive the Closing, but shall terminate two (2) years from the Closing Date.

      9.3 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party or parties. Any attempted assignment in violation of this section 10.3 shall be void and ineffective for all purposes. In the event of an assignment permitted by this section 10.3, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

      10.4 Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) or with respect of notices from the United States sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

            (a) If to Shareholders:    Advance Nanotech, Inc.
                                       19th Floor, 712 5th Avenue,
                                       New York, 10019-4108
                                       Attention:  Director of Strategic
                                                   Transactions
                                       Fax: (212) 581 1922

            (b) If to ARTWORK:         Howard Blum
                                       331-E Dante Court
                                       Holbrook, NY 11741
                                       Fax (631) 471 8330

All such notices shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address by hand, if personally delivered; or sent by facsimile transmission provided such transmission has been confirmed as sent, (ii) the third (3rd) business day following the date deposited with the United States Postal Service, First Class postage prepaid, or (iii) the next business day after shipment overnight by recognized courier service.

      10.5 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

      10.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

      10.7 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

      10.8 Entire Agreement. This Agreement, including any exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended, waived or changed except in writing, signed by the party to be bound thereby.

      10.9 Waiver of Jury Trial. Each of the parties hereto expressly waives its right to a jury trial with respect to any such suit, litigation or other judicial proceeding.

      10.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

      10.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this agreement as of the Effective Date.


                                     ARTWORK & BEYOND, INC.


                                     By: _____________________________________
                                         Name:
                                         Title:


                                     SHAREHOLDERS:


Core Capital Holdings LLC

No. of shares of ADNANO: 500,000

                                     By: _____________________________________
                                         Name:
                                         Title:


Lyra Holdings Limited

No. of shares of ADNANO: 1,000,000

                                     By: _____________________________________
                                         Name:
                                         Title:


Sterling FCS Limited

No. of shares of ADNANO: 1,500,000

                                     By: _____________________________________
                                         Name:
                                         Title:

CABEL Technology, Inc.

No. of shares of ADNANO: 5,000,000

                                     By: _____________________________________
                                         Name:
                                         Title:

SOFI Ventures Ltd.

No. of shares of ADNANO: 3,000,000

                                     By: _____________________________________
                                         Name:
                                         Title:

Monmay Limited

No. of shares of ADNANO: 3,000,000

                                     By: _____________________________________
                                         Name:
                                         Title:

JSMCL Capital Limited

No. of shares of ADNANO: 4,000,000

                                     By: _____________________________________
                                         Name:
                                         Title:

L Wise Investments Limited

No. of shares of ADNANO: 1,000,000

                                     By: _____________________________________
                                         Name:
                                         Title:

SBI Bioventures Limited

No. of shares of ADNANO: 1,000,000

                                     By: _____________________________________
                                         Name:
                                         Title: